Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
Lime Energy Co. (formerly known as Electric City Corp.)
Elk Grove Village, Illinois
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 11, 2006, relating to the financial statements of Parke P.A.N.D.A. Corporation which are contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Chicago, Illinois
November 30, 2007